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                                                           Page 101 of 117 Pages

                                   EXHIBIT D
                                   ---------

                  ASSIGNMENT, ASSUMPTION AND CONSENT AGREEMENT

      This Assignment, Assumption and Consent Agreement ("Assignment Agreement"), dated as of April 29, 1997, is by and among TRIUMPH-CONNECTICUT LIMITED PARTNERSHIP, a Connecticut Limited Partnership (the "Principal Purchaser"), JEFFREY F. LICK, an individual residing in Boston, Massachusetts (the "New Purchaser"), and ASCENT PEDIATRICS, INC., a Delaware corporation (the "Company"). Capitalized terms used herein with definition shall have the meanings ascribed to such terms in the Securities Purchase Agreement referenced below.

                                   RECITALS:

      A. Pursuant to a Securities Purchase Agreement dated as of January 31, 1997, as amended (the "Securities Purchase Agreement"), among the Company, the Principal Purchaser and certain other purchasers identified therein (collectively with the Principal Purchaser, the "Purchasers"), the Company (i) issued and sold to the Principal Purchaser at the First Closing $1,685,714.29 principal amount of Notes and Series A Warrants to purchase 222,545 shares of Common Stock of the Company, and (ii) agreed to issue and sell to the Principal Purchaser at the Second Closing $4,214,285.71 principal amount of Notes, Series A Warrants to purchase 333,818 shares of Common Stock, and Series B Warrants to purchase 216,363 shares of Common Stock of the Company.

      B. The Principal Purchaser desires to sell, assign and transfer to the New Purchaser, and the New Purchaser desires to purchase and assume from the Principal Purchaser, a 0.33898305% interest in and to the rights and interests of the Principal Purchaser in, to and under the Securities Purchase Agreement and all Notes and Warrants issued and sold, and all additional Notes and Warrants to be issued and sold to the Principal Purchaser by the Company thereunder.

                                   AGREEMENTS

      NOW, THEREFORE, the parties hereto, each intending to be legally bound, hereby agree as follows:

      1.   Assignment.  For other good and valuable consideration the receipt
           ----------
and sufficiency of which are hereby acknowledged, the Principal Purchaser hereby sells and assigns, without recourse, to the New Purchaser, and the New Purchaser hereby purchases and assumes, without recourse, from the Principal Purchaser, effective as of the date first set forth above (the "Effective Date"), a 0.33898305% interest in and to the rights, interests and obligations of the Principal Purchaser in, to and under the Securities Purchase Agreement and all Notes and Warrants issued and sold, and all additional Notes and Warrants to be issued and sold, to the Principal Purchaser by the Company thereunder. The New Purchaser hereby represents and warrants to the Principal Purchaser and the Company that the New Purchaser has received and
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                                                           Page 102 of 117 Pages

fully reviewed complete copies of the Transaction Documents, and the New Purchaser hereby makes and agrees to be bound by all the representations, warranties and agreements of the Purchasers set forth in the Securities Purchase Agreement and the other Transaction Documents. The Company hereby consents to the assignment of the interest assigned to the New Purchaser by the Principal Purchaser pursuant to this Assignment Agreement and agrees with the Principal Purchaser and the New Purchaser that from and after the Effective Date (i) the New Purchaser shall be a party to and be bound by all the provisions of the Securities Purchase Agreement and the other Transaction Documents, and, to the extent of the interest assigned to the New Purchaser by the Principal Purchaser pursuant to this Assignment Agreement, the New Purchaser shall have the rights and obligations of a "Purchaser" thereunder, and (ii) the Principal Purchaser shall, to the extent of the interest assigned to the New Purchaser by the Principal Purchaser pursuant to this Assignment Agreement, relinquish its rights and be released from its obligations under the Securities Purchase Agreement.

      2. Contemporaneously with the execution of this Assignment Agreement, the Principal Purchaser is delivering to the Company the original Note in the principal amount of $1,685,714.29 registered in the name of the Principal Purchaser, and the original Series A Warrant certificate for the purchase of 222,545 shares of Common Stock of the Company registered in the name of the Principal Purchaser, and, in substitution for and replacement of such original Note and Series A Warrant certificate, the Principal Purchaser and the New Purchaser hereby request that the Company issue and deliver the following new Notes and Series A Warrant certificates to the Principal Purchaser and the New
Purchaser: (i) an original Note in the principal amount of $1,680,000.00 registered in the name of the Principal Purchaser, (ii) an original Note in the principal amount of $5,714.29 registered in the name of the New Purchaser, (iii) an original Series A Warrant certificate for the purchase of 221,791 shares of Common Stock of the Company registered in the name of the Principal Purchaser, and (iv) an original Series A Warrant certificate for the purchase of 754 shares of Common Stock of the Company registered in the name of the New Purchaser, in each case, dated January 31, 1997.

      3. The parties hereby further agree that in accordance with the terms of the Securities Purchase Agreement, at the Second Closing, the Company shall issue, sell and cause to be delivered to each of the Principal Purchaser and the New Purchaser, an additional Note in the principal amount specified opposite such Purchaser's name on the signature pages hereto, an additional Series A Warrant certificate to purchase the number of shares of Common Stock opposite such Purchaser's name on the signature pages hereto, and a Series B Warrant certificate to purchase the number of shares of Common Stock opposite such Purchaser's name on the signature pages hereto, in each case dated the date of the Second Closing and registered in such Purchaser's name, against payment of the purchase price therefor in the amount specified opposite such Purchaser's name on the signature pages hereto.

      3. This Assignment, Acceptance and Consent Agreement shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts.

                                       2
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                                                           Page 103 of 117 Pages

                          ASSIGNMENT, ACCEPTANCE AND
                               CONSENT AGREEMENT
                           PURCHASER SIGNATURE PAGE

Accepted and agreed as of the
date first written above:


TRIUMPH-CONNECTICUT LIMITED
 PARTNERSHIP

By: /s/ Thomas W. Janes
    -------------------
Name: Thomas W. Janes
Title: Managing Director


Address:    c/o Triumph Capital
            Group, Inc.
            60 State Street, 21st Floor
            Boston, MA 02109

Telephone:  (617) 557-6000
Telecopy:   (617) 557-6020

                               Aggregate Purchase Price to be paid
                               by Purchaser at Second Closing:    $ 4,200,000.00
Tax ID No.: 04-3183699
                               Credit for Closing Fee owed to
                               Purchaser at Second Closing:      ($   84,000.00)

                               Net Purchase Price to be paid
                               by Purchaser at Second Closing:    $ 4,116,000.00

                               Principal amount of Notes to
                               be purchased by Purchaser at
                               Second Closing:                    $ 4,200,000.00

                               Shares of Common Stock

                               Series A Warrants to be issued
                               to Purchaser at Second Closing:      332,687

                               Shares of Common Stock
                               issuable upon exercise of
                               Series B Warrants to be issued
                               to Purchaser at Second Closing:      215,630

                                       3
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                                                           Page 104 of 117 Pages

                          ASSIGNMENT, ACCEPTANCE AND
                               CONSENT AGREEMENT
                                SIGNATURE PAGE

Accepted and agreed as of the
date first written above:





 /s/ Jeffrey F. Lick
 -------------------
Jeffrey F. Lick


Address:

            c/o Triumph Capital Group, Inc.
            60 State Street, 21st Floor
            Boston, MA 02109

Telephone:  (617) 557-6000
Telecopy:   (617) 557-6020

                                 Aggregate Purchase Price to be paid
                                 by Purchaser at Second Closing:     $14,285.71
Tax ID No.: ###-##-####
                                 Credit for Closing Fee owed to
                                 Purchaser at Second Closing:       ($   285.71)

                                 Net Purchase Price to be paid
                                 by Purchaser at Second Closing:     $14,000.00

                                 Principal amount of Notes to
                                 be purchased by Purchaser at
                                 Second Closing:                     $14,285.71

                                 Shares of Common Stock
                                 issuable upon exercise of
                                 Series A Warrants to be issued
                                 to Purchaser at Second Closing:      1,131

                                 Shares of Common Stock
                                 issuable upon exercise of
                                 Series B Warrants to be issued
                                 to Purchaser at Second Closing:      733

                                       4
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                                                           Page 105 of 117 Pages

                          ASSIGNMENT, ACCEPTANCE AND
                               CONSENT AGREEMENT
                                SIGNATURE PAGE

Accepted and agreed as of the
date first written above:

ASCENT PEDIATRICS, INC.



BY: /s/ John G. Bernardi
   -------------------------------
    Name: John G. Bernardi
    Title: Vice President, Finance

                                       5